Exhibit 99.1

Monotype Announces Second Quarter 2013 Results

WOBURN, Mass.--(BUSINESS WIRE)--July 26, 2013--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the second quarter ended June 30, 2013.

Second quarter 2013 highlights

  Revenue was $41.1 million, a seven percent increase year over year.
  Operating income was $12.2 million, or 30 percent of revenue.
  Non-GAAP net adjusted EBITDA was $17.3 million, or 42 percent of revenue.
  Cash flow from operations was a record $17.9 million.
  Cash was $51.7 million as of June 30, 2013, with no debt outstanding.

“Our results show that Monotype is becoming an even more valued partner to creative professionals trying to solve the toughest responsive design challenges,” said Doug Shaw, president and chief executive officer. “Our solutions provide the freedom, flexibility and functionality required to streamline the creative workflow and deliver the best branded experiences.”

“During the quarter, we further strengthened our balance sheet, generating nearly $18 million in cash from operations. We paid off our remaining debt and ended the quarter with $51.7 million in cash. We remain aligned with our stated strategy of investing for growth, both organically and through acquisitions, while returning cash to our shareholders,” said Scott Landers, senior vice president and chief financial officer.

Second quarter 2013 operating results

Revenue for the quarter was $41.1 million, up seven percent compared to $38.5 million for the second quarter of 2012. OEM revenue was $26.4 million, a six percent increase from the second quarter of 2012. Creative Professional revenue was $14.7 million, a gain of eight percent from the same period in 2012.

Net income was $7.3 million, compared to $7.4 million in the second quarter of 2012. Earnings per diluted share were $0.18, compared to $0.19 in the same period in 2012.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $10.3 million, compared to $10.1 million in the second quarter of 2012. Non-GAAP earnings per diluted share were $0.26, compared to $0.27 in the same period in 2012.

For the second quarter, GAAP and non-GAAP earnings per diluted share were negatively impacted by $0.02 due to a higher than anticipated tax rate of 37 percent, and a yen-related foreign exchange impact of $300,000.

Non-GAAP net adjusted EBITDA was $17.3 million, or 42 percent of revenue, compared to $16.4 million or 43 percent of revenue in the second quarter of 2012.

A reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2013 and 2012 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype had cash and cash equivalents of $51.7 million as of June 30, 2013, compared to $39.3 million as of Dec. 31, 2012, and $43.0 million as of March 31, 2013. The company generated $17.9 million of cash from operations in the second quarter of 2013.

Monotype had no debt outstanding as of June 30, 2013, a decrease from $22.3 million as of Dec. 31, 2012, and $42.3 million as of June 30, 2012.

Quarterly dividend

Monotype’s most recent dividend payment of $0.06 per share was paid on July 19, 2013, to shareholders of record on July 1, 2013. The next dividend payment of $0.06 per share will be paid on Oct. 21, 2013, to shareholders of record as of Oct. 1, 2013.

Financial outlook

For the third quarter of 2013, Monotype expects revenue in the range of $39.0 million to $40.5 million. The company anticipates third quarter 2013 non-GAAP net adjusted EBITDA in the range of $15.5 million to $17.0 million, GAAP earnings per diluted share in the range of $0.16 to $0.18 and non-GAAP earnings per diluted share in the range of $0.24 to $0.26.

Monotype is adjusting its previously issued, full-year 2013 guidance, which anticipated revenue in the range of $165.0 million to $169.0 million. The company now expects revenue in the range of $165.0 to $168.0 million, inclusive of an approximately $1.0 million negative impact from foreign exchange rates, not previously considered in the full-year 2013 revenue guidance. GAAP and non-GAAP earnings per diluted share are now expected to be in the range of $0.76 to $0.80 and $1.07 to $1.11, respectively, reflecting the full year impact of foreign exchange and a slightly higher tax rate.

The company is reiterating its full year 2013 non-GAAP net adjusted EBITDA in the range of $69.5 million to $72.5 million.

Conference call details

Monotype will host a conference call on Friday, July 26, 2013, at 8:30 a.m. EDT to discuss the company’s second quarter 2013 results and business outlook for 2013. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-941-8609 (domestic) or 480-629-9821 (international) using passcode 4628867. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products, product features or services; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2013 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$51,669	$39,340
Accounts receivable, net	7,697	6,996
Income tax refunds receivable	3,845	2,209
Deferred income taxes	2,210	2,218
Prepaid expenses and other current assets	2,301	2,454

Total current assets	67,722	53,217
Property and equipment, net	2,422	2,587
Goodwill	173,668	174,294
Intangible assets, net	81,173	86,736
Other assets	3,093	3,232

Total assets	$328,078	$320,066

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,153	$1,038
Accrued expenses and other current liabilities	16,244	17,319
Accrued income taxes	—	2,191
Deferred revenue	10,170	8,725
Current portion of long-term debt	—	10,000

Total current liabilities	27,567	39,273
Long-term debt, less current portion	—	12,321
Other long-term liabilities	702	613
Deferred income taxes	29,797	26,832
Reserve for income taxes, net of current portion	1,022	963
Accrued pension benefits	5,008	4,958
Stockholders’ equity:
Common stock	39	37
Additional paid-in capital	196,921	178,681
Treasury stock, at cost	(86)	(86)
Retained earnings	68,283	56,980
Accumulated other comprehensive loss	(1,175)	(506)

Total stockholders’ equity	263,982	235,106

Total liabilities and stockholders’ equity	$328,078	$320,066

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$41,085	$38,496	$83,124	$72,845
Cost of revenue	6,016	6,080	12,025	9,738
Cost of revenue—amortization of acquired technology	1,139	1,085	2,277	1,880

Total cost of revenue	7,155	7,165	14,302	11,618

Gross profit	33,930	31,331	68,822	61,227
Operating expenses:
Marketing and selling	10,392	8,720	20,311	17,991
Research and development	4,891	4,588	9,863	8,932
General and administrative	4,980	4,698	9,685	9,625
Amortization of other intangible assets	1,487	1,431	2,977	2,652

Total operating expenses	21,750	19,437	42,836	39,200
Income from operations	12,180	11,894	25,986	22,027
Other (income) expense:
Interest expense	313	553	731	1,004
Interest income	(5)	(9)	(5)	(16)
Other (income) expense, net	262	(198)	803	184

Total other expense	570	346	1,529	1,172
Income before provision for income taxes	11,610	11,548	24,457	20,855
Provision for income taxes	4,299	4,133	8,530	7,720

Net income	$7,311	$7,415	$15,927	$13,135

Net income available to common stockholders – basic	$7,182	$7,286	$15,658	$12,921

Net income available to common stockholders – diluted	$7,185	$7,286	$15,665	$12,921

Net income per common share:
Basic	$0.19	$0.20	$0.42	$0.36
Diluted	$0.18	$0.19	$0.40	$0.34
Weighted average number of shares:
Basic	37,725,082	36,046,725	37,415,514	36,164,567
Diluted	39,029,653	37,423,532	38,758,807	37,589,957

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Income from operations	$12,180	$11,894	$25,986	$22,027
Depreciation and amortization	3,022	2,814	6,019	5,147
Share based compensation	2,086	1,711	3,835	3,634

Net adjusted EBITDA	$17,288	$16,419	$35,840	$30,808

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP net income	$7,311	$7,415	$15,927	$13,135
Amortization, net of tax	1,654	1,615	3,421	2,855
Share based compensation, net of tax	1,314	1,098	2,497	2,289

Non-GAAP net income	$10,279	$10,128	$21,845	$18,279

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP earnings per diluted share	$0.18	$0.19	$0.40	$0.34
Amortization, net of tax	0.04	0.05	0.09	0.09
Share-based compensation, net of tax	0.04	0.03	0.07	0.06

Non-GAAP earnings per diluted share	$0.26	$0.27	$0.56	$0.49

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Marketing and selling	$ 973	$ 770	$ 1,750	$ 1,601
Research and development	488	384	904	825
General and administrative	625	557	1,181	1,208

Total share based compensation	$ 2,086	$ 1,711	$ 3,835	$ 3,634

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Creative Professional	$14,654	$13,547	$29,986	$23,252
OEM	26,431	24,949	53,138	49,593

Total	$41,085	$38,496	$83,124	$72,845

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2013	Q3 2013
GAAP net income	$6,300	$7,000
Amortization, net of tax	1,700	1,700
Share-based compensation, net of tax	1,500	1,500

Non-GAAP net income	$9,500	$10,200

GAAP earnings per diluted share	$0.16	$0.18
Amortization, net of tax, per diluted share	0.04	0.04
Share-based compensation, net of tax, per diluted share	0.04	0.04

Non-GAAP earnings per diluted share	$0.24	$0.26

Weighted average diluted shares used to compute earnings per share	40,000,000	40,000,000

Assumes 37% effective tax rate.

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP net income	$29,900	$31,600
Amortization, net of tax	6,700	6,700
Share-based compensation, net of tax	5,400	5,400

Non-GAAP net income	42,000	43,700

GAAP earnings per diluted share	$0.76	$0.80
Amortization, net of tax, per diluted share	0.17	0.17
Share-based compensation, net of tax, per diluted share	0.14	0.14

Non-GAAP earnings per diluted share	$1.07	$1.11

Weighted average diluted shares used to compute earnings per share	39,300,000	39,300,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q3 2013	Q3 2013
GAAP operating income	$10,300	$11,800
Depreciation and amortization	2,900	2,900
Share-based compensation	2,300	2,300

Non-GAAP net adjusted EBITDA	$15,500	$17,000

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP operating income	$49,000	$52,000
Depreciation and amortization	12,000	12,000
Share-based compensation	8,500	8,500

Non-GAAP net adjusted EBITDA	$69,500	$72,500

CONTACT:
Investor Relations:
ICR
Staci Mortenson, 781-970-6120
ir@monotype.com